AMENDMENT NO. 4

To the

AMENDED AND RESTATED VARIABLE ANNUITY

COINSURANCE AND MODIFIED COINSURANCE

REINSURANCE AGREEMENT

Between

AUGUSTAR LIFE INSURANCE COMPANY

(Hereinafter called the “CEDING COMPANY”)

Cincinnati, Ohio

And

SUNRISE CAPTIVE RE, LLC

(Hereinafter call the “REINSURER”)

Cincinnati, Ohio

WHEREAS, AuguStar Life Insurance Company (the “Ceding Company”) and Sunrise Captive Re, LLC (the “Reinsurer”) each a Party and collectively “Parties” to the Amended and Restated Variable Annuity Guaranteed Benefits Reinsurance Agreement (the “Agreement”), effective July 1, 2021; and

WHEREAS this Amendment No. 4 is made and entered into by and among Parties, effective January 1, 2026, the “Effective Date”; and

WHEREAS, effective the Effective Date, Article I, Definitions, D. Reinsurance Premium Definitions is amended and restated in its entirety to include COMMISSIONS and to amend and restate EXPENSE ALLOWANCE and MONTHLY REINSURANCE PREMIUM; and

WHEREAS, effective the Effective Date, the Parties wish to amend Schedule A to include the policy and rider forms for new variable annuity products; and

WHEREAS, effective the date listed below, the CEDING COMPANY and the REINSURER agree to amend and restate Schedule B, Separate Accounts and General Account Subaccounts to this Reinsurance Agreement and replace in its entirety with the attached Schedule B, Separate Accounts and General Account Subaccounts; and

WHEREAS, effective the Effective Date, Schedule D, Reinsurance Premium Rates by Guaranteed Benefit Type is amended to include Section K and Section L for new products issued on or after the Effective Date; and

WHEREAS, effective the Effective Date, Schedule E, REINSURER Share of Risk by GUARANTEED BENEFIT TYPE, is amended to add new GLWB Riders issued on or after the Effective Date; and

WHEREAS the CEDING COMPANY wishes to amend and restate Schedule H to include EXPENSE ALLOWANCE and COMMISSIONS applicable to business issued on or after the Effective Date.

NOW THEREFORE, effective January 1, 2026, Article I, Definitions, D. Reinsurance Premium Definitions is amended and restated in its entirety with the attached Article I, Definitions, D. Reinsurance Premium Definitions to include COMMISSIONS and to amend and restate EXPENSE ALLOWANCE and MONTHLY REINSURANCE PREMIUM; and

Schedule A is amended to include the attached Schedule A-1 to include new variable annuity products; and

Schedule B, Separate Accounts and General Account Subaccounts is amended and replaced in its entirety with the attached Schedule B, Separate Accounts and General Account Subaccounts; and

Schedule D, Reinsurance Premium Rates by Guaranteed Benefit Type is amended to include Section K and Section L for new products issued on or after the Effective Date with the attached Schedule D, Reinsurance Premium Rates by Guaranteed Benefit Type; and

Schedule E, REINSURER Share of Risk by GUARANTEED BENEFIT TYPE, is amended to include the new GLWB Riders with the attached Schedule E, REINSURER Share of Risk by GUARANTEED BENEFIT TYPE; and

Schedule H, Expense Allowance, is amended and replaced in its entirety with the attached Schedule H, Expense Allowance.

IN WITNESS WHEREOF, the Ceding Company and the Reinsurer have caused their names to be subscribed and duly attested hereunder by their respective Authorized Officers.

Sunrise Captive Re, LLC		AuguStar Life Insurance Company

By	/s/ Scott Shepherd	By	/s/ Carlos Paiva
	Scott Shepherd		Carlos Paiva
	President & Appointed Actuary		Senior Vice President, Corporate Secretary

Date	03/09/26	Date	02/27/26

ARTICLE I DEFINITIONS

D. REINSURANCE PREMIUM DEFINITIONS:

Pursuant to the ORIGINAL REINSURANCE AGREEMENT, the IN FORCE CEDING PREMIUM was determined and agreed upon by CEDING COMPANY and REINSURER as of the ORIGINAL VALUATION DATE and was paid at the time the business was originally transferred to compensate the REINSURER for assuming the risks hereunder for the ANNUITY CONTRACTS that were in force prior to the ORIGINAL EFFECTIVE DATE.

The AMENDMENT EFFECTIVE DATE CEDING PREMIUM means an amount determined and agreed upon by the CEDING COMPANY and REINSURER as of the AMENDMENT EFFECTIVE DATE which is payable at the time the business is transferred to compensate the REINSURER for assuming the risks hereunder for liabilities related to general account fixed options under ACTIVE CONTRACTS. The AMENDMENT EFFECTIVE DATE CEDING PREMIUM will be determined and agreed upon by the parties at the time the business is transferred and is listed in Schedule J.

AGGREGATE MONTHLY GMDB means the sum of the REINSURED GMDB AMOUNTs, calculated on each MONTHLY VALUATION DATE, for all ACTIVE CONTRACTS covered by this Agreement.

COMMISSIONS means the amount the REINSURER shall pay the CEDING COMPANY for expenses associated with the producers’ acquisition and maintenance of contracts, which shall be calculated in accordance with Schedule H.

EXPENSE ALLOWANCE means the sum of the applicable PER POLICY ALLOWANCE, ACCOUNT VALUE ALLOWANCE, or any other applicable allowances due to the CEDING COMPANY from the REINSURER for costs and expenses in connection with administering the ACTIVE CONTRACTS, which amount shall be calculated in accordance with Schedule H, provided, that the REINSURER shall not be liable for any extracontractual damages that may be due in connection with such payments.

MONTHLY GLWB BASE means the sum of each ACTIVE CONTRACT’S REINSURED GLWB BASE calculated on each MONTHLY VALUATION DATE for all ACTIVE CONTRACTS with the GLWB RIDER covered by this Agreement.

MONTHLY GMIB BASE means the sum of each ACTIVE CONTRACT’S REINSURED GMIB BASE calculated on each MONTHLY VALUATION DATE for all ACTIVE CONTRACTS with the GMIB RIDER covered by this Agreement.

MONTHLY GPP BASE means the sum of each ACTIVE CONTRACT’S REINSURED GPP BASE calculated on each MONTHLY VALUATION DATE for all ACTIVE CONTRACTS with the GPP RIDER covered by this Agreement.

MONTHLY REINSURANCE PREMIUM on each MONTHLY VALUATION DATE equals the (i) sum for all ACTIVE CONTRACTS, of the product of (a) and (b), where (a) is the REINSURED GMDB AMOUNT, the REINSURED GLWB BASE, the REINSURED GMIB BASE, or the REINSURED GPP BASE and (b) is the applicable MONTHLY REINSURANCE PREMIUM RATE, plus (ii) the sum for all ACTIVE CONTRACTS of all other rider fees, mortality and expense fees, revenue sharing fees, and other amounts charged to or deducted from a contractholder’s account in respect of an ACTIVE CONTRACT and all other amounts received from funds by the CEDING COMPANY in respect of an ACTIVE CONTRACT, in each case, to the extent not already taken into account in clause (i), minus (iii) the sum for all ACTIVE CONTRACTS of all premium and other amounts paid or due to be paid by the CEDING COMPANY under the PRE-EXISTING TREATIES.

MONTHLY REINSURANCE PREMIUM RATE means the applicable numerical value provided in Schedule D.

REMITTANCE DATE means, with respect to any ACCOUNTING PERIOD, the last BUSINESS DAY of the calendar month following the MONTHLY VALUATION DATE for such ACCOUNTING PERIOD.

SCHEDULE A-1

Description of Annuity Contracts Reinsured

The ANNUITY CONTRACTS or riders referenced by form number below (including the Guaranteed Minimum Death Benefits, Guaranteed Lifetime Withdrawal Benefits and their related death benefits, Guaranteed Minimum Income Benefits, and Guaranteed Principal Protection Benefits thereunder):

Contracts and Riders Subject to this Reinsurance Agreement

As of the Effective Date

Annuity Contracts

Form Number*	Policy Description	Issue Date on or after
ICC25-VA-1 / 25-VA-1	StarStream	1/1/2026
ICC25-VA-1U / 25-VA-1U	StarStream	1/1/2026

Guaranteed Lifetime Withdrawal Benefit Riders:

Form Number*	Policy Description
ICC25-GLWB-1 / 25-GLWB-1	Guaranteed Lifetime Withdrawal Optional Benefit
ICC25-GLWD-1 / 25-GLWD-1	Guaranteed Lifetime Withdrawal Optional Benefit
ICC25-GLWL-1 / 25-GLWD-1	Guaranteed Lifetime Withdrawal Optional Benefit
ICC25-GLWP-1 / 25-GLWP-1	Guaranteed Lifetime Withdrawal Optional Benefit

Optional Riders:

Form Number*	Policy Description
ICC25-VROP-1 / 25-VROP-1	Return of Purchase Payment Death Benefit
ICC25-NHW-1 / 25-NHW-1	Nursing Home Waiver
ICC25-EDCA-1 / 25-EDCA-1	Enhanced Dollar Cost Averaging Rider
ICC25-FAA-1 / 25-FAA-1	Fixed Account Rider
ICC25-VFWR-1 / 25-VFWR-1	Free Withdrawal Rider

*	Includes any state specific variation of the above-described forms and any subsequent state specific variation, if such subsequent state specific variation does not have any material impact on the risk assumed by the REINSURER. The CEDING COMPANY shall notify the REINSURER of any state specific variation which could have any material impact on the risk assumed by the REINSURER and such variation shall be treated the same as a policy form change under Article IV, Section C, provided that the REINSURER shall not unreasonably refuse to approve such subsequent state specific variation.

Schedule A

SCHEDULE B

Separate Accounts and General Account Subaccounts

Fund#	Subaccounts	Fund#	Subaccounts
182	Fidelity® VIP Government Money Market Svc	295	Janus Henderson Overseas Fund
183	AVIP Bond I	300	Lazard Retirement International Equity Svc
184	AVIP BlackRock Balanced Allocation I	306	Templeton Foreign VIP 2
185	AVIP BlackRock Advantage International Equity I	307	Franklin DynaTech VIP 2
188	AVIP Fidelity Institutional AM® Equity Growth I	308	Franklin Income VIP 2
190	AVIP S&P 500® Index I	309	AVIP S&P MidCap 400® Index I
192	AVIP AB Small Cap I	311	Invesco V.I. EQV International Equity II
193	AVIP AB Mid Cap Core I	312	Morgan Stanley VIF Growth II
195	Fidelity® VIP Growth Portfolio	313	Neuberger Berman AMT Mid Cap Intrinsic Value S
196	Fidelity® VIP Equity-Income Portfolio	316	AVIP BlackRock Advantage Large Cap Growth I
197	Fidelity® VIP High Income Portfolio	323	Federated Hermes Kaufmann II Svc
204	Janus Henderson Research Inst	324	Franklin Allocation VIP 4
205	Janus Henderson Overseas Inst	325	Goldman Sachs Large Cap Value Svc
206	Janus Henderson Global Research Inst	326	Goldman Sachs U.S. Equity Insights Svc
207	Janus Henderson Balanced Inst	327	Goldman Sachs Strategic Growth Svc
209	ClearBridge Variable Dividend Strategy I	329	Franklin DynaTech VIP Fund
210	ClearBridge Variable Large Cap Value I	330	Franklin Income VIP 4
211	Allspring VT Opportunity 2	331	Fidelity® VIP Real Estate Svc2
215	Invesco V.I. Comstock I	332	Nomura VIP Asset Strategy Series Svc
217	AVIP Federated High Income Bond I	333	Nomura VIP Natural Resources Series Svc
219	AVIP BlackRock Advantage Large Cap Value I	334	Nomura VIP Science and Technology Series Svc
220	LVIP JPMorgan Small Cap Core S	335	PIMCO CommodityRealReturn® Strategy Adm
221	Goldman Sachs Large Cap Value Fund	359	PIMCO Short-Term Adm
222	Goldman Sachs U.S. Equity Insights Funds	360	AVIP Constellation Dynamic Risk Balanced I
224	Goldman Sachs Strategic Growth Inst	364	MFS® Massachusetts Investors Growth Stock Svc
227	Allspring VT Discovery SMID Cap Growth Fund	370	PIMCO Low Duration Adm
244	Lazard Retirement Emerging Markets Equity Svc	372	AVIP Constellation Managed Risk Balanced I
245	Lazard Retirement US Small Cap Equity Select Port	373	AVIP Constellation Managed Risk Moderate Growth I
258	Janus Henderson Research Fund	374	AVIP Constellation Managed Risk Growth I
259	Janus Henderson Global Research Fund	375	AVIP Intech U.S. Low Volatility I
260	Janus Henderson Balanced Fund	378	AVIP BlackRock Advantage Large Cap Value II
262	PSF PGIM Jennison Growth Portfolio	379	AVIP BlackRock Advantage International Equity II
263	AVIP Nasdaq-100 Index I	380	AVIP Bond II
265	Janus Henderson VIT Research Svc	381	AVIP Core Plus Bond II
266	Janus Henderson VIT Global Research Svc	382	AVIP High Income Bond II
267	Janus Henderson VIT Balanced Svc	383	AVIP Fidelity Institutional AM® Equity Growth II
268	Janus Henderson VIT Overseas Svc	384	AVIP Intech U.S. Low Volatility II
269	Fidelity® VIP Mid Cap Svc2	385	AVIP Nasdaq-100® Index II
270	Fidelity® VIP Contrafund Svc 2	386	AVIP S&P 500® Index II
271	Fidelity® VIP Growth Portfolio	387	AVIP S&P MIdCap 400® Index II
273	LVIP JPMorgan Mid Cap Value S	400	AVIP Federated Core Plus Bond I
274	MFS® New Discovery Series Svc	402	American Funds IS® Global Growth 4
276	MFS® VIT Mid Cap Growth Series Svc	403	American Funds IS® Growth 4
277	MFS® Total Return Series Svc	404	American Funds IS® Growth-Income 4
280	AB VPS Small Cap Growth Portfolio	405	Fidelity VIP Government Money Market Svc2
281	AB VPS Relative Value Portfolio	406	Invesco V.I. Comstock II
283	AVIP BlackRock Advantage Small Cap Growth I	407	PIMCO VIT Income Adv
284	AVIP BlackRock Advantage Large Cap Core I	408	PIMCO VIT Real Return Adv
285	PIMCO Real Return Adm	420	AVIP Moderately Conservative Model I
286	PIMCO Total Return Adm	430	AVIP Balanced Model I
287	PIMCO Global Bond Opportunities (Unhedged) Adm	440	AVIP Moderate Growth Model I
289	BNY Mellon Appreciation Svc	450	AVIP Growth Model I
294	Fidelity® VIP Equity-IncomeSM Svc2

Schedule B

SCHEDULE B (continued)

Separate Accounts and General Account Subaccounts

FIXED SUBACCOUNTS:

AuguStar Life Insurance Company General Account

Fixed Account

Protected Fixed Account

Dollar Cost Averaging – 12 Months

Dollar Cost Averaging – 6 Months

Schedule B

SCHEDULE D

K.	For ANNUITY CONTRACTS and associated riders issued on or after January 1, 2026, the CEDING COMPANY shall pay to the REINSURER the sum of:

a.	The REINSURER’S quota share of the contract holder’s RETAIL ANNUITY PREMIUMS allocated to the general account upon the payment of the RETAIL ANNUITY PREMIUMS only as a one-time payment; and

b.	The Annual Rate(s) of applicable rider fees and mortality and expense fees to calculate the MONTHLY REINSURANCE PREMIUM which can be found in the respective policy contract, of which such fees may be the full annual amount rather than one-twelfth of the Annual Rate; and

c.	The fund revenue sharing fees calculated as 35bps multiplied by the average SEPARATE ACCOUNT for the ACCOUNTING PERIOD.

L.	For ANNUITY CONTRACTS and associated riders represented in Section A thru Section I of this Schedule D, the CEDING COMPANY shall pay to the REINSURER the fund revenue sharing fees calculated as 35bps multiplied by the average SEPARATE ACCOUNT for the ACCOUNTING PERIOD.

Schedule D

SCHEDULE E

REINSURER Share of Risk by GUARANTEED BENEFIT TYPE

For each ANNUITY CONTRACT with RETAIL ANNUITY PREMIUM no greater than $5,000,000, the REINSURER liability will be as discussed below.

For each ANNUITY CONTRACT with aggregate RETAIL ANNUITY PREMIUM in excess of $5,000,000, the REINSURER’S liability equals {$5,000,000 divided by aggregate retail annuity premiums}, times the share of risk described below.

The REINSURER will accept 100% of the risks for all GMDB AMOUNTs, without retention by the CEDING COMPANY, for claims paid relating to the Base Contract Death Benefits in Section A of Schedule D.

The REINSURER will accept 100% of the risks for all GMDB Riders, without retention by the CEDING COMPANY, for claims paid relating to such riders in Section B of Schedule D

The REINSURER will accept 100% of the risks for all GMDB Riders, after 85% retention by the CEDING COMPANY, for claims paid relating to such riders in Section C of Schedule D

The REINSURER will accept 100% of the risks for all GLWB Riders and the related death benefit, without retention by the CEDING COMPANY, for claims paid relating to such riders issued on or after May 3, 2010, as described in Sections D and E of Schedule D.

The REINSURER’s will accept 100% of the risks for all GLWB Preferred IS Riders described in Section F of Schedule D, after 70% retention by the CEDING COMPANY, for claims paid to such riders issued between May 1, 2013 and December 31, 2017 .

The REINSURER’s will accept 100% of the risks for all GLWB Preferred IS Riders described in Section F of Schedule D, without retention by the CEDING COMPANY, for claims paid relating to such riders issued on or after January 1, 2018.

The REINSURER will accept 100% of the risks for all GMIB Riders, without retention by the CEDING COMPANY, for claims paid relating to such riders in Section G of Schedule D

The REINSURER will accept 100% of the risks for all GMIB Riders, after retention by the CEDING COMPANY, for claims paid relating to such riders in Section H of Schedule D

The REINSURER will accept 100% of the risks for all GPP Riders, without retention by the CEDING COMPANY, for claims paid relating to such riders in Section I of Schedule D

The REINSURER will accept 100% of the risks for all GLWB Riders, without retention by the CEDING COMPANY, for claims paid relating to such riders in Section K of Schedule D.

Schedule E

Benefit Type	Quota Share
Base Contract Death Benefit – Section A	100%
GMDB Rider - Section B	100%
Limited GMDB Rider - Section C	100% after 85% retention
GLWB Rider - Section D	100%
GLWB PLUS - Section E	100%
GLWB Preferred I.S. Rider sold before 1/1/18 - Section F	100% after 70% retention
GLWB Preferred I.S. Rider sold after 12/31/17 - Section F	100%
GMIB Rider - Section G	100%
GMIB Rider - Section H	100% after retention
GPP Rider - Section I	100%
GLWB Rider – Section K	100%

Schedule E

SCHEDULE H

EXPENSE ALLOWANCE and COMMISSIONS

For ANNUITY CONTRACTS issued prior to 1/1/2026:

The EXPENSE ALLOWANCE payable with respect to any ACCOUNTING PERIOD shall be equal to the PER POLICY ALLOWANCE plus the ACCOUNT VALUE ALLOWANCE.

The PER POLICY ALLOWANCE shall be equal to (a) the applicable per annum rate (as described below), divided by twelve (12), multiplied by (b) the total number of ACTIVE CONTRACTS in force as of the last day of the preceding ACCOUNTING PERIOD.

The applicable per annum rate for the PER POLICY ALLOWANCE shall be $150 per ACTIVE CONTRACT.

The ACCOUNT VALUE ALLOWANCE shall be equal to (a) the applicable per annum rate (as described below), divided by twelve (12), multiplied by (b) (i) the total ACCOUNT VALUE as of the last day of the preceding ACCOUNTING PERIOD, plus the total ACCOUNT VALUE as of the last day of the current ACCOUNTING PERIOD, divided by (ii) two (2).

The applicable per annum rate for the ACCOUNT VALUE ALLOWANCE shall be 0.55%.

The COMMISSIONS shall be equal to the actual trail commissions payable to producers with respect to each ACCOUNTING PERIOD. For administrative purposes, COMMISSIONS may be settled on a quarterly basis.

Notwithstanding the above, the total EXPENSE ALLOWANCE payable with respect to each ACCOUNTING PERIOD shall never be less than $250,000.

For ANNUITY CONTRACTS issued on or after 1/1/2026:

From and after the Effective Date, with respect to each ACCOUNTING PERIOD, the REINSURER shall owe to the CEDING COMPANY the full amount in respect of COMMISSIONS payable to producers, and EXPENSE ALLOWANCES, of the ANNUITY CONTRACTS. The tables herein represent the approximate COMMISSIONS and EXPENSE ALLOWANCES and may be updated from time to time. The CEDING COMPANY will communicate any changes to the REINSURER at least thirty (30) BUSINESS DAYS prior to the change, and any such change shall be deemed approved if not expressly disapproved. Ongoing EXPENSE ALLOWANCES will be divided by the number of ACCOUNTING PERIODS in a calendar year and may be settled on a quarterly basis if administration of EXPENSE ALLOWANCES is not possible each ACCOUNTING PERIOD.

Schedule H

Baseline Compensation COMMISSION
		Year 1	Trail
Opt 1	Ages 0-80	7.00%	N/A
	Ages 81-85	3.25%	N/A
Opt 2	Ages 0-80	5.00%	0.50%
	Ages 81-85	2.00%	0.50%
Opt 3	Ages 0-80	3.50%	0.75%
	Ages 81-85	1.25%	0.75%
Opt 4	Ages 0-80	2.00%	1.00%
	Ages 81-85	0.60%	0.60%

Upfront Marking Allowance Payment:	50bps
Upfront Acquisition Expenses:	180bps
Ongoing Maintenance Expense per policy allowance:	$420 with 2% annual inflation, beginning at the Effective Date and the 1st day of the month following the anniversary of the Effective date as the end date of each annual inflation period
Premium Tax:	To the extent any premium taxes apply on policies covered, taxes will be reimbursed by REINSURER equal to the state tax to which the policy was issued.

Schedule H